UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

SIGNET JEWELERS LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM11
Bermuda
(441) 296 5872
(Address and telephone number including area code of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of Signet Jewelers Limited (the “Company”) was held on June 15, 2012 (the “AGM”).

(b) The following matters were voted upon at the AGM and the results of the voting were as follows:

Proposal One:

Election of seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mr. H. Todd Stitzer*	68,140,536	167,494	15,415	2,105,561
Mr. Robert Blanchard	67,420,564	887,647	15,234	2,105,561
Mr. Dale Hilpert	67,981,420	326,354	15,671	2,105,561
Ms. Marianne Parrs	68,109,645	198,353	15,447	2,105,561
Mr. Thomas Plaskett	67,963,993	343,150	16,302	2,105,561
Mr. Russell Walls	67,765,776	542,517	15,152	2,105,561
Mr. Michael W. Barnes	68,142,649	165,892	14,904	2,105,561

*     Following the election of Mr. Stitzer to our Board of Directors, our Board appointed Mr. Stitzer as its Chairman.

Proposal Two:

Appointment of KPMG LLP as independent auditor of the Company and authorization of the Audit Committee to determine its compensation.

Votes For	Votes Against	Abstentions
70,248,396	173,696	6,914

Proposal Three:

Non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “Say on Pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-votes
67,233,756	980,460	99,929	2,114,861

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: June 18, 2012

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Signet Company Secretary & Chief Legal Officer

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